Exhibit 24.2

POWER OF ATTORNEY

Know all by these present, that the undersigned each hereby constitute and appoint Chun K. Hong and Gail M. Sasaki, and each of them, as true and lawful attorneys-in-fact with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign this Registration Statement on Form S-3 any or all amendments and supplements to said Registration Statement (including post-effective amendments and registration statements filed pursuant to Rule 462(b) or otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission granting unto said attorney-in-fact and agents, the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have each caused this Power of Attorney to be executed as of August 19, 2016.

/s/ Jeffrey Benck
Jeffrey Benck

/s/ Jun S. Cho
Jun S. Cho

/s/ Vincent Sheeran
Vincent Sheeran